                                                               EXHIBIT h(6)(ii)

                 AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT

         WHEREAS, Aetna Insurance Company of America ("AICA"), Aeltus Investment Management, Inc. ("Aeltus") and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna Generation Portfolios, Inc., on behalf of each of its series, and Aetna Variable Portfolios, Inc., on behalf of each of its series (the "Funds") have entered into a Fund Participation Agreement dated May 1, 1998, as amended May 1, 2000 (the "Agreement").

         WHEREAS, AICA, Aeltus and the Funds now desire to amend and restate Schedule B to the Agreement to delete Aetna Real Estate Securities VP, Aetna High Yield VP and Aetna Index Plus Bond VP.

         NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Agreement, AICA, Aeltus and the Funds hereby agree:

                  1. to amend and restate Schedule B to delete Aetna Real Estate
                     Securities VP, Aetna High Yield VP and Aetna Index Plus Bond VP effective as of: August 25, 2000.

                  2. that the Agreement, as modified by this Amendment, is
                     ratified and confirmed.

         IN WITNESS WHEREOF, the undersigned duly authorized officers of AICA, Aeltus and the Funds have executed this Amendment No. 1 as of the 26th day of June, 2001.

AETNA INSURANCE COMPANY                       AETNA VARIABLE FUND
     OF AMERICA                               AETNA VARIABLE ENCORE FUND
                                              AETNA INCOME SHARES
                                              AETNA BALANCED VP, INC.
                                              AETNA GENERATION PORTFOLIOS, INC.
                                              AETNA VARIABLE PORTFOLIOS, INC.

 By: /s/ Shaun P. Mathews                     By: /s/ J. Scott Fox
     ----------------------------                 ----------------------------
 Name:   SHAUN P. MATHEWS                     Name:   J. Scott Fox
 Title:  SENIOR VICE PRESIDENT                Title:  President

AELTUS INVESTMENT MANAGEMENT, INC.

By: /s/  Neil Kochen
    ------------------------------
Name:   Neil Kochen
Title:  Executive Vice President

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                                   SCHEDULE B
                   (AMENDED AND RESTATED AS OF JUNE 26, 2001)

                               AETNA VARIABLE FUND

                           AETNA VARIABLE ENCORE FUND

                               AETNA INCOME SHARES

                             AETNA BALANCED VP INC.

                        AETNA GENERATION PORTFOLIOS, INC.

                                 AETNA ASCENT VP
                               AETNA CROSSROADS VP
                                 AETNA LEGACY VP

                         AETNA VARIABLE PORTFOLIOS, INC.

                           AETNA VALUE OPPORTUNITY VP
                                 AETNA GROWTH VP
                             AETNA SMALL COMPANY VP
                          AETNA INDEX PLUS LARGE CAP VP
                           AETNA INDEX PLUS MID CAP VP
                          AETNA INDEX PLUS SMALL CAP VP
                             AETNA INTERNATIONAL VP
                               AETNA TECHNOLOGY VP

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